EXHIBIT 10(ii)


                          AMENDMENT TO
                      EMPLOYMENT AGREEMENT
                               Of
                        DAVID R. CRICHTON


     This Amendment entered into this 30th day of January, 2002, by and between STANDEX INTERNATIONAL CORPORATION ("Standex"), a Delaware corporation and David R. Crichton ("Executive") to amend, change and modify the Employment Agreement between Standex and Executive dated May 1, 2000 ("Agreement").

     Notwithstanding anything in the Agreement and subsequent
Amendment(s) to the contrary, Standex and Executive agree that the Agreement shall be modified as follows:

     Paragraph 14.B.(iv) be deleted in its entirety and replaced with the following:

   "(iv) The salary and bonus paid under Section 14.B.(i) shall be deemed the Executive's compensation during such three additional years for purposes of the computation of his pension under the Standex
             Retirement Plan."

     All other terms and conditions of the Agreement, and any Amendment(s), except those expressly modified herein, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

                           STANDEX INTERNATIONAL CORPORATION

                               /s/  Edward J. Trainor
                           By:
                               ______________________________________
                               Edward J. Trainor, Chairman of the
Board/CEO
Attest:

 /s/  Deborah A. Rosen
_______________________________
Deborah A. Rosen, Secretary


 /s/ Colleen R. Saulnier         /s/  David R. Crichton
_______________________________  ____________________________________
Witness                          David R. Crichton